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                                   CERTIFICATE

     The undersigned hereby certifies that he is the Secretary of Morgan Stanley Competitive Edge Fund (the "Trust"), an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts, that annexed hereto is an Amendment to the Declaration of Trust of the Trust adopted by the Trustees of the Trust on April 25, 2002 as provided in Section 9.3 of the said Declaration, said Amendment to take effect on July 30, 2002, and I do hereby further certify that such amendment has not been amended and is on the date hereof in full force and effect.

     Dated this 30th day of July, 2002.

                                                   /s/Barry Fink
                                                   -----------------------------
                                                   Barry Fink
                                                   Secretary


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                                    AMENDMENT

Dated:              July 30, 2002

To be Effective:    July 30, 2002

                                       TO
                      MORGAN STANLEY COMPETITIVE EDGE FUND
                              DECLARATION OF TRUST
                                      DATED
                                OCTOBER 16, 1997


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            Amendment dated July 30, 2002 to the Declaration of Trust
    (the "Declaration") of Morgan Stanley Competitive Edge Fund (the "Trust")
                             dated October 16, 1997.

     WHEREAS, the Trust was established by the Declaration on the date hereinabove set forth under the laws of the Commonwealth of Massachusetts; and

     WHEREAS, the Trustees of the Trust have deemed it advisable to change the name of the Trust to "Morgan Stanley Global Advantage Fund," such change to be effective on July 30, 2002;

NOW, THEREFORE:

     1. Section 1.1 of Article I of the Declaration is hereby amended so that that Section shall read in its entirety as follows:

          "Section 1.1. NAME. The name of the Trust created hereby is the Morgan Stanley Global Advantage Fund and so far as may be practicable the Trustees shall conduct the Trust's activities, execute all documents and sue or be sued under that name, which name (and the word "Trust" whenever herein used) shall refer to the Trustees as Trustees, and not as individuals, or personally, and shall not refer to the officers, agents, employees or Shareholders of the Trust. Should the Trustees determine that the use of such name is not advisable, they may use such other name for the Trust as they deem proper and the Trust may hold its property and conduct its activities under such other name."

     2. Subsection (p) of Section 1.2 of Article I of the Declaration is hereby amended so that that subsection shall read in its entirety as follows:

          "Section 1.2. DEFINITIONS...

          "(p) "TRUST" means the Morgan Stanley Global Advantage Fund."

     3. Section 6.1 of Article VI is hereby deleted and replaced by the following:

          Section 6.1. BENEFICIAL INTEREST. The beneficial interest in the Trust shall be evidenced by transferable Shares of one or more Series, each of which may be divided into one or more separate and distinct Classes. The number of Shares of the Trust and of each Series and Class is unlimited and each Share shall have a par


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          value of $0.01 per Share. All Shares issued hereunder shall be fully paid and nonassessable. Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust. The Trustees shall have full power and authority, in their sole discretion and without obtaining Shareholder approval: to issue original or additional Shares and fractional Shares at such times and on such terms and conditions as they deem appropriate; to establish and to change in any manner Shares of any Series or Classes with such preferences, terms of conversion, voting powers, rights and privileges as the Trustees may determine (but the Trustees may not change outstanding Shares in a manner materially adverse to the Shareholders of such Shares); to divide or combine the Shares of any Series or Classes into a greater or lesser number without thereby changing the proportionate beneficial interests in that Series or Class; to classify or reclassify any unissued Shares of any Series or Classes into one or more Series or Classes of Shares; to abolish any one or more Series or Classes of Shares; to issue Shares to acquire other assets (including assets subject to, and in connection with, the assumption of liabilities) and businesses; and to take such other action with respect to the Shares as the Trustees may deem desirable.

               The Trustees hereby establish and designate the following initial four classes of Shares of the Trust: Class A, Class B, Class C and Class D. The Trustees may change the name of the Trust, or any Series or Class without shareholder approval.

     4. The Trustees of the Trust hereby reaffirm the Declaration, as amended, in all respects.

     5. This Amendment may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute one and the same document.


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     IN WITNESS WHEREOF, the undersigned, the Trustees of the Trust, have executed this instrument this 30th day of July, 2002.

/s/ Michael Bozic                                             /s/ Charles A. Fiumefreddo
-----------------------------------------------               -------------------------------------------
Michael Bozic, as Trustee                                     Charles A. Fiumefreddo, as Trustee
and not individually                                          and not individually
c/o Mayer, Brown & Platt                                      c/o Morgan Stanley Dean Witter Trust FSB
Counsel to the Independent Trustees                           Harborside Financial Center, Plaza Two
1675 Broadway                                                 Jersey City, NJ 07311
New York, NY 10019

/s/ Edwin J. Garn                                             /s/ Wayne E. Hedien
-----------------------------------------------               -------------------------------------------
Edwin J. Garn, as Trustee                                     Wayne E. Hedien, as Trustee
and not individually                                          and not individually
c/o Summit Ventures LLC                                       c/o Mayer, Brown & Platt
1 Utah Center                                                 Counsel to the Independent Trustees
201 S. Main Street                                            1675 Broadway
Salt Lake City, UT 84111                                      New York, NY 10019

/s/ James F. Higgins                                          /s/ Manuel H. Johnson
-----------------------------------------------               -------------------------------------------
James F. Higgins, as Trustee                                  Manuel H. Johnson, as Trustee
and not individually                                          and not individually
c/o Morgan Stanley Dean Witter Trust FSB                      c/o Johnson Smick International Inc.
Harborside Financial Center, Plaza Two                        1133 Connecticut Avenue, NW
Jersey City, NJ 07311                                         Washington, D.C.  20036

/s/ Michael E. Nugent                                         /s/ Philip J. Purcell
-----------------------------------------------               -------------------------------------------
Michael E. Nugent, as Trustee                                 Philip J. Purcell, as Trustee
and not individually                                          and not individually
c/o Triumph Capital, L.P.                                     1585 Broadway
237 Park Avenue                                               New York, NY  10036
New York, NY  10017

/s/ John L Schroeder
-----------------------------------------------
John L. Schroeder, as Trustee
and not individually
c/o Mayer, Brown & Platt
Counsel to the Independent Trustees
1675 Broadway
New York, NY 10019

STATE OF NEW YORK     )
                      )ss.:
COUNTY OF NEW YORK    )

On this 30th day of July, 2002, MICHAEL BOZIC, CHARLES A. FIUMEFREDDO, EDWIN J. GARN, JAMES F. HIGGINS, WAYNE E. HEDIEN, MANUEL H. JOHNSON, MICHAEL E. NUGENT, PHILIP J. PURCELL and JOHN L. SCHROEDER, known to me to be the individuals described in and who executed the foregoing instrument, personally appeared before me and they severally acknowledged the foregoing instrument to be their free act and deed.

                            /s/ Rosemarie Costagliola
                            -------------------------
                            Notary Public

Rosemarie Costagliola
NOTARY PUBLIC, State of New York
No. 01CO6016161
Qualified in New York County
Commission Expires November 9, 2002